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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 18, 2001
 (Date of earliest event reported)

THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	1-4682 (Commission File Number)
22-1326940 (IRS Employer Identification No.)
8155 T&B Boulevard Memphis, Tennessee (Address of Principal Executive Offices)	38125 (ZIP Code)

Registrant's Telephone Number, Including Area Code:
(901) 252-8000

ITEM 5.  OTHER EVENTS

    On December 18, 2001, Thomas & Betts Corporation (the "Registrant" and the "Corporation"), by a press release attached as Exhibit 20.1 to this report, and a conference call held December 19, 2001, and attached as Exhibit 20.2 to this report, and incorporated herein by reference, announced that it has begun a comprehensive program to streamline production, improve productivity and reduce costs in its United States, European and Mexican electrical products manufacturing facilities.

    On a percentage basis, the Corporation projects that sales in the first quarter 2002 will be down 10 to 15 percent compared to the same period in 2001, due primarily to the soft economy. For the same reason, second quarter 2002 are expected to be down versus the equivalent period in 2001, albeit to a lesser degree than in the first quarter. Assuming more favorable general and industry economic conditions in the latter half of 2002, management is currently projecting a slight increase in third quarter 2002 sales and a double-digit increase in fourth quarter 2002 sales on a percentage basis compared to the like periods in 2001.

    The Corporation expects to end 2001 with net debt approximately $25 million lower than year-end 2000, and to end 2002 with approximately the same level of net debt as the end of 2001, including the impact of the manufacturing project. The net cash cost of the manufacturing project in 2002 should be offset by cash flow from operations.

    Investors should note that the results set forth in the exhibits attached to this filing do not include the expected impact of the new Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets.

    Management reported no new developments in connection with pending shareholder litigation, the SEC investigation of the Corporation's past accounting practices, and a dispute with TYCO Group S.a.r.l. relating to the sale of the Corporation's Electronics OEM business in July 2000. At this time, the Corporation is unable to predict the outcome of these matters and the ultimate effect, if any, on the financial condition of the Corporation.

    The current economic conditions make it very difficult to project future performance with a high degree of precision, especially in a turnaround situation. Forward-looking statements relating to sales, earnings, savings, costs and charges are subject to many uncertainties in the company's operations and business environment. These uncertainties include, among other items, the ability of management to timely and efficiently carry out the manufacturing project; the accuracy of management's estimate of savings, charges and costs of the manufacturing project; and unanticipated legal obligations relating to implementation of the manufacturing project in Europe and Mexico.

    The conference call was recorded and is available for replay through 5:00 p.m. CDT on December 21, 2001. To access the replay, please call (402) 530-0417. The recorded webcast will also be available at www.tnb.com.

    Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits
20.1	Press Release dated December 18, 2001.
20.2	December 19, 2001 Conference Call Script.

ITEM 9.  REGULATION FD DISCLOSURE

    The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the December 19, 2001 conference call script of T. Kevin Dunnigan and John P. Murphy.

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
	By:	/s/ JOHN P. MURPHY John P. Murphy
	Title:	Senior Vice President and Chief Financial Officer
Date: December 19, 2001

EXHIBIT INDEX

Exhibit	Description of Exhibits
20.1	Press Release dated December 18, 2001.
20.2	December 19, 2001 Conference Call Script.

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
  ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
EXHIBIT INDEX